UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2004

PLANAR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-23018	93-0835396
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1195 NW Compton Drive

Beaverton, Oregon 97006

(503) 748-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On March 17, 2004, Planar Systems, Inc. issued a press release announcing its expectations as to sales and net income per share for the quarter ending March 26, 2004. The press release is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Press Release issued by Planar Systems, Inc. on March 17, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on March 17, 2004.

PLANAR SYSTEMS, INC.
(Registrant)

/s/ Steve Buhaly
Steve Buhaly
Vice President and
Chief Financial Officer